FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

                                                                    EXHIBIT 10.3

                        THE DUN & BRADSTREET CORPORATION
                            2000 STOCK INCENTIVE PLAN
                           RESTRICTED STOCK UNIT AWARD
                                 ([Award Date])

        This RESTRICTED STOCK UNIT AWARD (this "Award") is being granted to __________________ (the "Participant") as of this ____ day of _________, 200_
(the "Award Date") by THE DUN & BRADSTREET CORPORATION (the "Company") pursuant to THE DUN & BRADSTREET CORPORATION 2000 STOCK INCENTIVE PLAN (the "Plan"). Capitalized terms not defined in this Award have the meanings ascribed to them in the Plan.

                1. Grant of Restricted Stock Units. The Company hereby awards to the Participant pursuant to the Plan _________ restricted stock units ("RSUs"). Each RSU constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant, subject to the terms of this Award and the Plan, one share of the Company's common stock, par value $.01 ("Share") on the delivery date as provided herein. Until delivery of the Shares, the Participant has only the rights of a general unsecured creditor of the Company, and no rights as a shareholder, of the Company.

                2. Vesting. Subject to Sections 3, 4 and 9 below, the restrictions on the applicable percentage of RSUs shall lapse and such percentage of RSUs shall vest on each "Vesting Date" set forth in the following schedule provided the Participant remains in the continuous active employ of the Company or its Affiliates during the period commencing on the Award Date and ending on the applicable Vesting Date:

         Vesting Date             Percentage of RSUs Vested    # of RSUs Vested
-------------------------------   -------------------------    ----------------
[1st Anniversary of Award Date]                20%
[2nd Anniversary of Award Date]                30%
[3rd Anniversary of Award Date]                50%

                3. Termination of Employment Before [1st Anniversary of Award Date]. If the Participant's active employment with the Company and its Affiliates terminates for any reason prior [1st Anniversary of Award Date], the Participant shall forfeit all rights to and interests in the RSUs.

                4. Termination of Employment On or After [1st Anniversary of Award Date]. If the Participant's active employment with the Company and its Affiliates terminates on or after [1st Anniversary of Award Date] due to Retirement (as defined in the Plan), death or Disability (as defined in the Plan), any unvested RSUs shall become fully vested as of the employment termination date (such accelerated vesting date, also being referred to herein as a Vesting Date). If the Participant's active employment with the Company and it Affiliates terminates on or after [1st Anniversary of Award Date] for any reason other than Retirement, death or Disability and prior to any applicable Vesting Date, the Participant shall forfeit all rights to and interests in the unvested RSUs 5. Voting. The Participant will not have any rights of a shareholder of the Company with respect to RSUs until delivery of the underlying Shares.

                6. Dividend Equivalents. Unless the Committee determines otherwise, in the event that a dividend is paid on Shares, an amount equal to such dividend shall be credited for the benefit of the Participant based on the number of RSUs credited to the Participant as of the dividend record date, and such credited dividend amount shall be in the form of an additional number of RSUs (rounded down to the nearest whole RSU) based on the Fair Market Value (as defined in the Plan) of a Share on the dividend payment date. The additional RSUs credited in connection with a dividend will be subject to the same restrictions as the RSUs in respect of which the dividend was paid.

                7. Transfer Restrictions. The RSUs are non-transferable and may not be assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the RSUs shall immediately become null and void and shall be forfeited.

                8. Withholding Taxes. Regardless of any action the Company or the Participant's employer (the "Employer") takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding ("Tax-Related Items"), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant's responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU grant, including the grant or vesting of the RSU, the subsequent sale of Shares acquired and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the RSU to reduce or eliminate my liability for Tax-Related Items.

                Notwithstanding anything to the contrary contained in this Agreement, it is a condition to the obligation of the Company to deliver the Shares that the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding of Tax-Related Items and payment on account obligations of the Company and/or the Employer. In this regard, the Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by the Participant from the Participant's wages or other cash compensation paid to the Participant by the Company and/or the Employer or from proceeds of the sale of the Shares. Alternatively, or in addition, if permissible under local law, the Company may (1) sell or arrange for the sale of Shares that the Participant acquires to meet the withholding obligation for Tax-Related Items, or (2) satisfy the minimum statutory withholding for Tax-Related Items (including withholding pursuant to applicable tax equalization policies of the Company or its Affiliates) arising from the delivery of the Shares by deducting from the total number of Shares to be delivered that number of Shares having a Fair Market Value equal to the applicable amount of withholding Tax-Related Items due. Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant's participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if the Participant fails to comply with the Participant's obligations in connection with the Tax-Related Items as described in this section.

                9. Change in Control. If there is a Change in Control of the Company, any unvested RSUs shall become fully vested provided the Participant remains in the continuous employ of the Company or its Affiliates from the Award Date until the date of the Change in Control (such accelerated vesting date, also being referred to herein as a Vesting Date).

                10. Delivery of Shares. Until the Company determines otherwise, delivery of Shares on each applicable Vesting Date will be administered by the Company's transfer agent or an independent third-party broker selected from time to time by the Company.

                11. Change in Capital Structure. The terms of this Award, including the number of RSUs, shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of Shares or other similar changes in capitalization.

                12. Detrimental Conduct Agreement. The obligations of the Company under this Award are subject to the Participant's timely execution, delivery and compliance with the Detrimental Conduct Agreement in the form provided by the Company to the Participant.

                13. Entire Agreement. The Plan is incorporated herein by reference and a copy of the Plan can be requested from the Corporate Secretary Department, The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078. The Plan and this Award constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. To the extent any provision of this Award is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Award shall be within its sole and absolute discretion and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant.

                14. No Rights to Continued Employment. Nothing contained in the Plan or this Award shall give the Participant any right to be retained in the employment of the Company or its Affiliates or affect the right of any such Employer to terminate the Participant. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of any Participant. The Plan is a discretionary plan, and participation by the Participant is purely voluntary. Participation in the Plan with respect to this award shall not entitle the Participant to participate with respect to any other award in the future, even if RSUs have been granted repeatedly in the past. Any payment or benefit paid to the Participant with respect to this Award shall not be considered to be part of the employee's "salary," and thus, shall not be taken into account for purposes of determining the Participant's termination indemnity, severance pay, retirement or pension payment, or any other employee benefits, except to the extent required under applicable law. All decisions with respect to future RSUs, if any, will be at the sole discretion of the Company. In the event that the Participant is not an employee of the Company, the RSU grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the RSU grant will not be interpreted to form an employment contract with the Employer or any subsidiary or affiliate of the Company. In consideration of the grant of RSUs, no claim or entitlement to compensation or damages shall arise from termination of the RSUs or diminution in value of the Shares obtained under the Award resulting from termination of the Participant's employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Agreement, the Participant shall be deemed irrevocably to have waived the Participant's entitlement to pursue such claim. Notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of the Participant's employment (whether or not in breach of local labor laws), the Participant's right to receive RSUs and vest in RSUs under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law). The Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the Participant's RSU grant.

                15. Successors and Assigns. This Award shall be binding upon and inure to the benefit of all successors and assigns of the Company and the Participant, including without limitation, the estate of the Participant and the executor, administrator or trustee of such estate or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

                16. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant's personal data as described in this document by and among, as applicable, the Employer, and the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Participant's participation in the Plan.

                The Participant understands that the Company and the Employer hold certain personal information about the Participant, including, but not limited to, the Participant's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant's favor, for the purpose of implementing, administering and managing the Plan ("Data"). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant's country or elsewhere, and that the recipient's country may have different data privacy laws and protections than the Participant's country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant's local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant's participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired under the RSU. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant's participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant's local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant's consent may affect the Participant's ability to participate in the Plan. For more information on the consequences of the Participant's refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant's local human resources representative.

                17. Severability. The terms or conditions of this Award shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

                18. Governing Law. This Award shall be governed by the laws of the State of New York, U.S.A., without regard to choice of laws principles thereof.

        IN WITNESS WHEREOF, this Restricted Stock Unit Award has been duly executed as of the date first written above.

                                    THE DUN & BRADSTREET CORPORATION

                                    By:
                                       -----------------------------------------
                                       Leader, Human Resources, Winning Culture,
                                       & Team Member Communications